                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                     MORGAN STANLEY INSURED MUNICIPAL TRUST

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Insured Municipal Trust, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                           Withheld/      Broker
Matter                                                     Votes For      Abstentions   Non-votes
------                                                   --------------   -----------   ---------
(1) David C. Arch.....................................   10,366,262.398   682,626.806       0
    Bob R. Baker......................................   10,343,845.398   705,043.806       0
    Frank S. Bayley...................................   10,335,953.398   712,935.806       0
    James T. Bunch....................................   10,368,330.398   680,558.806       0
    Bruce L. Crockett.................................   10,364,887.398   684,001.806       0
    Rod Dammeyer......................................   10,354,667.398   694,221.806       0
    Albert R. Dowden..................................   10,351,521.398   697,367.806       0
    Jack M. Fields....................................   10,372,915.398   675,973.806       0
    Martin L. Flanagan................................   10,147,058.398   901,830.806       0
    Carl Frischling...................................   10,331,417.398   717,471.806       0
    Prema Mathai-Davis................................   10,363,826.398   685,062.806       0
    Lewis F. Pennock .................................   10,364,301.398   684,587.806       0
    Larry Soll........................................   10,364,601.398   684,287.806       0
    Hugo F. Sonnenschein..............................   10,356,669.398   692,219.806       0
    Raymond Stickel, Jr...............................   10,364,524.398   684,364.806       0
    Philip A. Taylor .................................   10,144,822.398   904,066.806       0
    Wayne W. Whalen...................................   10,339,045.398   709,843.806       0

                                                                                           Withheld/        Broker
Matter                                                      Votes For     Votes Against   Abstentions     Non-votes
------                                                   --------------   -------------   -----------   -------------
(2) Approve a new advisory agreement between the Trust
       and Invesco Advisors, Inc......................    8,514,640.924     515,894.086   443,217.194   1,575,137.000

                                                                                            Withheld/      Broker
Matter                                                     Votes For      Votes Against   Abstentions     Non-Votes
------                                                   --------------   -------------   -----------   -------------
(3) Approve a new sub-advisory agreement between
    Invesco Advisors, Inc. and each of Invesco TriMark
    Ltd.; Invesco Asset Management Deutschland, GmbH;
    Invesco Asset Management Limited; Invesco Asset
    Management (Japan) Limited; Invesco Australia
    Limited; Invesco Hong Kong Limited; Invesco
    Institutional (N.A.), Inc.; and Invesco Senior
    Secured Management, Inc...........................    8,490,725.924     536,382.556   446,642.724   1,575,138.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.